Exhibit 10.40

Spire Inc.

2015 Equity Incentive Plan

Performance Contingent Stock Unit Award

THIS AWARD (“Award”) is made by Spire Inc. (the “Company”) as of the 20th day of November, 2019.

Pursuant to the terms of the Company’s 2015 Equity Incentive Plan (“Plan”), the Participant has been awarded the number of performance contingent stock units associated with the Award Date reflected on the equity records of the Company (“Units”).  This number represents the Target Performance level of achievement that can be earned under this Award.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Award, the parties hereto hereby agree as follows:

1.Performance Contingent Stock Unit Award.  Subject to the potential reduction as set forth in Section 5, and further subject to the other terms and conditions of this Award, the Units will become non-forfeitable (“Vested”) on November 20, 2020 (“Vesting Date”), provided that (i) the Compensation Committee of the Company’s Board of Directors (“Committee”) has certified that the Company has achieved Dividend Related Earnings (as defined in the Appendix) for the performance period from October 1, 2019 through September 30, 2022 (“Performance Period”) and (ii) the Participant is continuously employed by the Company until the Vesting Date.

2.Dividend Equivalents. Any cash dividends declared before the Vesting Date on the shares of common stock underlying the Units (“Shares”) shall not be paid currently but shall be accumulated during the Performance Period for such Units (“Dividend Equivalents”) and become payable, if at all, on the Vesting Date. If the Participant has elected to defer Units under the Spire Deferred Income Plan (“Deferred Income Plan”), any cash dividends on the Shares shall be contributed to the Participant’s Deferred Income Plan account and shall be governed by the terms of the Deferred Income Plan. If all or a portion of the Units and shares of common stock underlying such Units are forfeited, the Dividend Equivalents relating to such forfeited Units and Shares shall also be forfeited.  Dividend Equivalents shall be paid as provided below in Section 6 and shall not accrue any earnings or interest during the Performance Period.

3.Award Date.  The Award Date of the Units awarded hereunder is November 20, 2019.

4.Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made a part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Award, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.  All capitalized terms used herein, but not otherwise defined, shall have the meaning given to such terms in the Plan.

5.Restrictions and Conditions.  Except as otherwise provided in this Award, Participant shall forfeit any and all right to the Units and related Dividend Equivalents if the Participant is terminated with or without cause or the Participant voluntarily terminates employment with the Company and its subsidiaries prior to the Vesting Date.

6.Lapse of Restrictions.  The Participant accepts Units Award and agrees that the restrictions relative to such Award shall lapse only following the conclusion of the Performance Period and only to the extent that there are Dividend Related Earnings certified by the Committee.  If there are no Dividend Related Earnings, the Units and related Dividend Equivalents shall be forfeited.

The actual number of Units that vest after achieving Dividend Related Earnings during the Performance Period may be adjusted by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable including, without limitation, the Company’s achievement relative to the metrics set forth in the Appendix to this Award for the Performance Period (“Performance Metrics Formula”).  It is the intention of the Committee that the Committee will exercise its discretion to adjust the number of Units that will vest based on the Performance Metrics Formula, provided that the Committee reserves the right to deviate from the Performance Metrics Formula and may adjust the number of Units that will vest based on such other factors as the Committee in its sole and absolute discretion determines to be appropriate and/or advisable; provided, however, that it is the intention of the Committee that it will deviate from the Performance Metrics Formula only in extreme and unusual circumstances.

Any Dividend Equivalents that the Committee certifies are earned relative to the Units will be paid to the Participant, or contributed to the Participant’s Deferred Income Plan account if the Participant has elected to defer such Units, in no event later than March 15 of the calendar year following the end of the Vesting Date.  Any Shares underlying the Units that the Committee certifies are earned will be issued and delivered to the Participant in no event later than March 15 of the calendar year following the Vesting Date; provided, however, if the Units are deferred under the Participant’s Deferred Income Plan account, such Units shall be deferred pursuant to the terms of the Deferred Income Plan.

Notwithstanding the foregoing,

(A)In the event of a Change in Control, all of the Units and related Dividend Equivalents shall be deemed earned and prorated based on the number of months in the Performance Period to the date of the Change in Control, and the shares (or cash with respect to Units deferred under the Deferred Income Plan) relative to such Units shall be issued and related Dividend Equivalents payable within 30 days following such Change in Control if:

(i) the Award has not otherwise been forfeited and

(ii) the successor or surviving corporation (or parent thereof) does not assume this Award or replace it with a comparable award, provided further that if the Award is assumed or replaced, such assumed or replaced Award shall provide that the restrictions shall lapse if Participant is involuntarily terminated without Cause within 24 months of the Change in Control (a “Change in Control Termination”);

(B)If a Participant leaves the employment of the Company and its subsidiaries due to death, disability or retirement (including early retirement and disability retirement) prior to the end of the Vesting Date, the Participant will be eligible to earn a prorated Award (including Dividend Equivalents), as the Administrator in its sole discretion may determine, based on the number of full months as a Participant during the Performance Period and will be eligible to receive the Shares (and related Dividend Equivalents) to the extent certified by the Committee as provided in Section 1 above; provided, however, any portion of a prorated Award that has been previously deferred under the Deferred Income Plan shall be contributed in cash to the Deferred Income Plan.

For purposes of this Section 6, the term “retirement” shall mean termination of employment on or after attaining age 65.  The term “early retirement” shall mean termination of employment on or after attaining age 55 and completing at least five (5) years of service for the Company or its subsidiaries.  The term “disability retirement” shall be defined in accordance with the defined benefit pension plan sponsored by the Company or its subsidiaries in which the Participant participates.

7.How Dividend Equivalents Held.  Dividend Equivalents are intended to constitute an “unfunded” obligation of the Company and nothing in the Plan or this Award shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.  All amounts accumulated on the Participant’s behalf under this Award shall continue for all purposes to be part of the general assets of the Company.  Shares underlying the Units, when earned, shall be issued and delivered as provided in Section 6; provided, however, any Units deferred under the Deferred Income Plan shall be contributed in cash to the Participant’s Deferred Income Plan account.

8.Units Non-Transferable.  The Units (and any related Dividend Equivalents) shall not be transferable by Participant and may not be sold, assigned, disposed of, or pledged or hypothecated as collateral for a loan or as security for performance of any obligation or for any other purpose until after Shares underlying the Units have been issued and delivered to the Participant.

9.No Right to Continued Employment.  Nothing in this Award shall confer on the Participant any right to continuance of employment by the Company or a subsidiary, nor shall it interfere in any way with the right of Participant’s employer to terminate Participant’s employment at any time.

10.Tax Withholding and Tax Election.  The Company shall not be obligated to deliver any Shares underlying the Units until Participant pays to the Company in cash, or any other form of property acceptable to the Company, the amount required to be withheld for any federal, state or local income, FICA or other taxes of any kind with respect to such shares.  The Participant may, by notice to the Company, elect to have such withholding satisfied by a reduction of the number of whole Shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value of the Shares.  Fair Market Value shall be determined as the closing price of common shares of the Company on the Vesting Date.  The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct such taxes, from any payment of any kind otherwise due to Participant.  Dividend Equivalents that become payable as provided in this Award shall be subject to tax withholdings in accordance with tax laws then in effect.

The foregoing notwithstanding, any Units deferred under the Deferred Income Plan shall be subject to withholding of such amounts as the Company reasonably may determine are required to be withheld pursuant to any applicable Federal, state, local, or foreign law or regulation.

11.Confidential Information and Restrictions on Soliciting Employees. Notwithstanding any provision of this Award to the contrary, the Participant shall pay to the Company the Fair Market Value of the Shares underlying the Units that vest and are issued to Participant or deferred to the Participant’s Deferred Income Plan account under this Award if, during the period beginning on the date hereof and ending 18 months following the date the Participant’s employment with the Company and its subsidiaries terminates (provided that such termination is other than a Change in Control Termination), the Participant: (1) discloses Confidential Information, as defined below, to any person not employed by the Company or any of its subsidiaries or not engaged to render services to the Company or any of its subsidiaries; or (2) Solicits Employees, as defined below.  Fair Market Value shall be calculated on the date of the first violation of this Section 11.

For purposes of this Section 11, “Confidential Information” means information concerning the Company, its subsidiaries and their business that is not generally known outside the Company, and includes (A) trade secrets; (B) intellectual property; (C) methods of operation and processes; (D) information regarding present and/or future products, developments, processes and systems; (E) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and cost information; (F) personnel data; (G) business plans, marketing plans, financial data and projections; and (H) information received in confidence from third parties.  This provision shall not preclude the Participant from use or disclosure of information known generally to the public other than by his or her disclosure of such information or of information not considered confidential by persons engaged in the business conducted by the Company or subsidiary or from disclosure required by law or court order.

“Solicits Employees” means the Participant’s direct or indirect hire, solicit to hire, or attempt to induce any employee of the Company or a subsidiary (who is an employee of the Company or a subsidiary as of the time of such hire or solicitation or attempt to hire) to leave the employment of the Company or a subsidiary, or the Participant’s direct or indirect hire, solicit to hire, or attempt to induce any former employee of the Company or a subsidiary (who was employed by the Company or a subsidiary within the 12-month period immediately preceding the date of such hire or solicitation or attempt to hire) to leave the employment of the former employee’s then-current employer.

12.Integration.  This Award and the other documents referred to herein or delivered pursuant hereto which form a part hereof, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Award, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter and may only be amended by mutual written consent of the parties.

13.Governing Law.  This Award shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to the provisions governing conflict of laws.

14.Compliance with Laws and Regulations.  The obligations of the Company under this Award shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.Participant Acknowledgment.  By accepting this Award, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Award shall be final and conclusive.  Participant acknowledges that this award is subject to the company's recoupment policy.

In addition, the Participant expressly acknowledges that violation by the Participant of Section 11 of this Award will obligate the Participant to pay to the Company the Fair Market Value of the Shares underlying the Units that become vested or are issued pursuant to Section 6.

Appendix to Performance Contingent Stock Unit Award

Performance Period.  The Performance Period begins October 1, 2019 and ends September 30, 2022.

Dividend Related Earnings.  Dividend Related Earnings means average Earnings Per Share over the Performance Period in excess of the annualized declared dividend per share for the Common Stock as of the Award Date.

Earnings Per Share.  For purposes of this Award, Earnings Per Share means net economic earnings per share as reported in the Company’s periodic reports filed with the Securities and Exchanges Commission reporting the results for quarterly and annual periods in the Performance Period.  The number of shares of Common Stock used in calculating Earnings Per Share will be consistent with that number used to calculate the Company’s basic earnings per share in its periodic reports.

Performance Metrics.  The Performance Metrics Formula for this Award that the Committee will use to adjust the number of Units that will Vest upon the Company’s achievement of Dividend Related Earnings include two performance metrics:  Average Earnings Per Share (50% weighting), and Relative Total Shareholder Return (50% weighting) as described in more detail below:

Metric 1 – Average Earnings Per Share Example – Achieve Company Average Earnings Per Share over the Performance Period as specified below.  Assumes a target grant of 200 total units.

	Threshold	Low Target	Target	High Target	High Performance
Level of Performance	$/share	$/share	$/share	$/share	$/share
Units earned	50	95	100	105	200

High Performance for this metric reflects a 200% multiplier factor of target.

Metric 2 – Relative Total Shareholder Return (TSR) Example – Achieve level of TSR relative to established comparator group using average stock price for the last twenty (20) trading days of the last quarter of fiscal year 2018 and average stock price for the last twenty (20) trading days of the last quarter of fiscal year 2021, plus the value of reinvested dividends as provided below.  Assumes a target grant of 200 total units.

Company TSR Rank	Calculated Percentile	Payout
1			High Performance
2
3
4
5
6
7
8
9
10
11
12

13
14
15
16
17
18
19
20
21
22
23	Threshold
24
25
26
27
28
29
30

The Calculated Percentile and the number of Vested Units in the above table shall be changed by the Committee in the event that the TSR performance of any company in the comparator group cannot be determined due to a corporate event such as a bankruptcy, merger or acquisition.

Vesting of this Relative TSR metric is further limited to the achievement of positive absolute Total Shareholder Return for the performance period.  If absolute Total Shareholder Return is negative, then the maximum number of units earned under this Metric 2 shall not exceed the target number of Units and related Dividend Equivalents.

High Performance for this metric reflects a 200% multiplier factor of target.

Performance Metrics Formula - Example.

o	If performance on each of the Performance Metrics is below threshold, then no Units shall vest, and all Units and related Dividend Equivalents shall be forfeited.
o

If performance on one or more of the Performance Metrics is achieved at or above Threshold, the number of Units that vest (and the amount of Dividend Equivalents that shall be payable) will equal the aggregate number of Units earned under each Performance Metric.

o

If performance on one or more of the Performance Metrics has been achieved above the Threshold levels of performance, the Administrator shall interpolate for performance between the applicable levels for each Performance Metric and shall determine the number of Units that shall vest (and the amount of Dividend Equivalents that shall be payable).

o	Maximum number of units that shall vest is capped at 200% of target, and achievable if both Performance Metrics achieve High Performance levels.

Because the Company cannot issue fractional shares, the administrator will round down to the nearest whole number of Units in all calculations.